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                                             EXHIBIT 2.2

                              FOR:           QUIXOTE CORPORATION

                              CONTACT:       Joan R. Riley
                                             Daniel P. Gorey
                                             (312) 467-6755
FOR IMMEDIATE RELEASE
                                             Morgen-Walke Associates
                                             June Filingeri, John Blackwell
                                             Media contact: Eileen King
                                             (212) 850-5600


                   QUIXOTE CORPORATION ACQUIRES NU-METRICS, INC.


     CHICAGO, IL, December 11, 1998 -- Quixote Corporation (Nasdaq:QUIX) today announced that its wholly owned subsidiary, TranSafe Corporation, has acquired Nu-Metrics, Inc., (www.nu-metrics.com), a Uniontown, Pennsylvania based developer and manufacturer of traffic sensing and distance measuring devices, for approximately $15 million in cash, subject to certain adjustments. Nu-Metrics had revenues of approximately $7 million during the twelve-month period ended September 30, 1998. The acquisition is expected to be immediately accretive to earnings.

     Nu-Metrics is a leading manufacturer of electronic measuring devices for highway safety and traffic monitoring. Its products are distributed worldwide and include the Hi-Star-Registered Trademark- portable traffic counter used to measure traffic flow; the Groundhog-Registered Trademark-, a permanent, wireless, in-pavement traffic analyzer which transmits data on vehicle class, speed and volume; and the Nitestar-Registered Trademark-, a vehicle-installed distance measuring system used by highway departments, utilities, and cable and telephone companies. An advanced version of the Groundhog-Registered Trademark-, the RTWIN-TM- (Roadway Traffic and Weather Information Networks), measures road surface conditions such as temperature and can be used in conjunction with highway anti-icing systems. Nu-Metrics' products are used in a number of applications to monitor traffic patterns not only on highways, but also in shopping malls and parking complexes.



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QUIXOTE CORPORATION ACQUIRES NU-METRICS, INC.                 Page 2


     Philip E. Rollhaus, Jr., Quixote's Chairman and Chief Executive Officer, commented: "With the acquisition of Nu-Metrics, Quixote furthers its program of becoming a larger factor in the developing intelligent transportation industry. With Nu-Metrics comes advanced technologies and devices which are used to sense, measure and communicate information which can increase traffic flow as well as assess road surface conditions during inclement weather. It strengthens our technology platform with innovative products which complement our existing lines of products and services. The addition of Nu-Metrics allows us to provide wireless monitoring of road conditions and increases the scope of information we can make available to motorists through our highway advisory radio systems. As highway safety and traffic monitoring grow increasingly more sophisticated and technologically driven, we will be in an ideal position to benefit with the most advanced and complete line of products and services in the industry."

     Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Energy Absorption Systems, Inc. and the TranSafe Corporation, is the world's leading manufacturer of energy-absorbing highway crash cushions, truck-mounted impact attenuators, computerized highway advisory radio transmitting systems, electronic wireless sensing devices and other highway safety products and services.

     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS NEWS RELEASE ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS SET FORTH ABOVE INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY SUCH STATEMENT, INCLUDING THE RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 30, 1998, UNDER THE CAPTION "FORWARD-LOOKING STATEMENTS" IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, WHICH DISCUSSION IS INCORPORATED HEREIN BY THIS REFERENCE.


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